UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

TIGRENT INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0- 27403	84-1475486
(Commission File No.)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 542-0643

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On March 4, 2011, the Board of Directors of Tigrent Inc. (the “Company”) made the determination to increase the annual base salary of James E. May, Chief Administrative Officer and General Counsel, to $200,000, retroactive to January 1, 2011.  The 2011 annual base salaries for all of our named executive officers for pay periods ending on or after January 1, 2011 are listed in Exhibit 10.01 and are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On March 4, 2011, Tigrent Inc. issued a press release announcing that it has determined to effect a termination of the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act, by filing a Form 15 with the Securities and Exchange Commission (“SEC”).  A copy of the Company’s press is attached as Exhibit 99.1 to this filing.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

10.01	2011 Annual Base Salaries of Named Executive Officers for pay periods ending on or after January 1, 2011

99.01	Press Release, dated March 4, 2011, entitled, “Tigrent Inc. Announces Voluntary Filing of Form 15 to Suspend SEC Reporting Obligations”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGRENT INC.

Dated: March 4, 2011

	By:	/s/ Steven C. Barre
Steven C. Barre
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	2011 Annual Base Salaries of Named Executive Officers for pay periods ending on or after January 1, 2011

99.01	Press Release, dated March 4, 2011, entitled, “Tigrent Inc. Announces Voluntary Filing of Form 15 to Suspend SEC Reporting Obligations”